Exhibit 99.1

        Nektar Announces Second Quarter 2004 Results

    SAN CARLOS, Calif.--(BUSINESS WIRE)--Aug. 2, 2004--Nektar Therapeutics (Nasdaq:NKTR) announced today its financial results for the second quarter ended June 30, 2004.
    The company reported total revenue of $28.5 million for the three months ended June 30, 2004, compared to $27.7 million for the three months ended June 30, 2003. In the second quarter of 2004, product revenue was $6.4 million compared to $6.5 million in the second quarter of 2003, and contract research revenue totaled $22.1 million compared to $21.2 million in the second quarter of 2003.
    The company reported a net loss of $22.2 million or $(0.27) per share for the three months ended June 30, 2004 compared to a net loss of $13.0 million or $(0.23) per share for the three months ended June 30, 2003.
    For the six months ended June 30, 2004, Nektar reported total revenue of $54.4 million compared to $53.3 million for the six months ended June 30, 2003. For the six months ended June 30, 2004, product revenue was $10.7 million compared to $13.7 million for the six months ended June 30, 2003, and contract research revenue totaled $43.6 million compared to $39.6 million for the six months ended June 30, 2003.
    For the six months ended June 30, 2004, Nektar reported a net loss of $62.2 million or $(0.85) per share compared to a net loss for the six months ended June 30, 2003 of $33.0 million or $(0.59) per share.
    As of June 30, 2004, the company reported cash, cash equivalents and short-term investments totaling approximately $425.3 million compared to $467.4 million as of March 31, 2004.
    "In the second quarter we continued to see excellent progress and growth in our product pipeline," said Ajit S. Gill, Nektar president and chief executive officer (CEO). "First, at the annual conference of the American Diabetes Association in June, Pfizer and Aventis presented data from Exubera(R) (inhaled human insulin powder) clinical trials that increase our confidence in the likelihood of Exubera realizing its potential as a major contributor to diabetes care. Second, Eyetech and Pfizer filed for approval of Macugen(TM) (pegaptanib sodium injection) for age-related macular degeneration, the leading cause of blindness for the elderly in developed countries. Further, we expanded our pipeline by adding a new collaboration with Pfizer to PEGylate a Pfizer product. The PEGylated version of the undisclosed Pfizer product is already in clinical testing."

    Summary of 2nd Quarter 2004 Progress

    Exubera

    In June, Nektar reported that Pfizer and Aventis announced results of long-term studies showing sustained glycemic control and pulmonary function in patients with type 2 diabetes taking Exubera. The data were presented at the 64th Annual Scientific Sessions of the American Diabetes conference. They included a pooled analysis of two one-year open-label studies involving 627 patients with type 2 diabetes showing that patients who added Exubera to their treatment regimen experienced no clinically important effect on pulmonary function compared with patients treated with oral agents alone. Glycemic control was maintained in both arms. An additional analysis of 209 patients, 159 of whom were treated with Exubera for up to four years, further supported these findings in type 1 and type 2 patients treated with Exubera.
    As reported in March 2004, the European Medicines Evaluation Agency (EMEA) has accepted the filing of a marketing authorization application for Exubera.

    Partner Pipeline

    On June 17, 2004, Eyetech Pharmaceuticals and Pfizer announced that they have completed the filing of a New Drug Application (NDA) with the U.S. Food and Drug Administration (FDA) for Macugen as a treatment for wet age-related macular degeneration, the leading cause of severe vision loss in patients older than 50 years of age in the developed world. Macugen, which uses Nektar Advanced PEGylation Technology, has been fast-tracked by the FDA given the significant unmet medical need. Eyetech is also developing Macugen for diabetic macular edema which is in Phase II clinical trials.
    In a separate press release, Nektar today announced an agreement with Pfizer under which Pfizer will use Nektar Advanced PEGylation Technology for one of its products. The PEGylated version of this undisclosed product is in clinical testing.

    Proprietary Products Group

    Nektar's Proprietary Products Group applies Nektar technologies to create highly differentiated versions of already-approved drug molecules. Since January 2003, the Proprietary Products Group has advanced two products into the clinic.

    Conference Call Information

    Ajit S. Gill, Nektar president and CEO, will host a conference call today for analysts and investors beginning at 2:00 p.m. Pacific Time, to discuss further the company's performance.
    Investors can access a live audio-only Webcast through a link that will be posted on the Investor Relations section at Nektar's Web site at http://www.nektar.com. The Web broadcast of the conference call will be available for replay through August 16, 2004.
    Analysts and investors can also access the conference call live via telephone by dialing (888) 862-6557 (US); (630) 691-2748
(international). The passcode is Nektar and the leader is Mr. Ajit Gill. An audio replay will be available shortly following the call through August 16, 2004, and can be accessed by dialing (877) 213-9653 (U.S.); or (630) 652-3041 (international) with a passcode of 9483662. In the event that any non-GAAP financial measure is discussed on the conference call that is not described in this earnings release, related information will be made available on the Investor Relations page at our Web site as soon as practicable after the conclusion of this conference call.

    About Nektar

    Nektar Therapeutics provides industry-leading drug delivery technologies, expertise and manufacturing to enable the development of high-value, differentiated therapeutics. Nektar's advanced drug delivery capabilities are designed to enable the company's biotechnology and pharmaceutical partners to solve drug development challenges and realize the full potential of their therapeutics, from developing new molecular entities to managing the life cycles of established products.

    This release contains forward-looking statements that reflect management's current views as to Nektar's business strategy, product and technology development plans and funding, collaborative arrangements, clinical trials, and other future events and operations. These forward-looking statements involve uncertainties and other risks that are detailed in Nektar's reports and other filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 2003, as amended, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2004. Actual results could differ materially from these forward-looking statements.



                          NEKTAR THERAPEUTICS
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             (In thousands, except per share information)


                              Three Months Ended     Six Months Ended
                                   June 30,              June 30,
                             --------------------  -------------------
                               2004        2003      2004       2003
                             ---------  ---------  --------- ---------
                                  (unaudited)           (unaudited)
Revenue:
  Contract research revenue    22,102   $ 21,210   $ 43,611  $ 39,603
  Product sales                 6,425      6,538     10,747    13,673
                             ---------  ---------  --------- ---------
Total revenue                  28,527     27,748     54,358    53,276

Operating costs and
 expenses:
  Cost of goods sold            6,733      3,708      9,269     8,330
  Research and development     36,451     32,380     70,471    64,521
  General and
   administrative               5,479      5,136      9,901    10,314
  Amortization of other
   intangible assets              981      1,127      1,962     2,254
                             ---------  ---------  --------- ---------
Total operating costs and
 expenses                      49,644     42,351     91,603    85,419
                             ---------  ---------  --------- ---------

Loss from operations          (21,117)   (14,603)   (37,245)  (32,143)


Gain/(loss) on extinguishment
 of debt                           --      4,320     (9,258)    4,320
Other income/(expense),  net      124        132        431       251
Interest income                 1,608      1,262      2,854     2,886
Interest expense               (2,779)    (4,150)   (18,814)   (8,302)
                             ---------  ---------  --------- ---------

Net loss before provision
 for income taxes             (22,164)   (13,039)   (62,032)  (32,988)

Provision for income taxes         --         --        132        --
                             ---------  ---------  --------- ---------

Net loss                     $(22,164)  $(13,039)  $(62,164) $(32,988)
                             =========  =========  ========= =========

Basic and diluted net loss
 per common share            $  (0.27)  $  (0.23)  $  (0.85) $  (0.59)
                             =========  =========  ========= =========

Shares used in computing
 basic and diluted net loss
 per common share               83,501    55,718      72,858    55,660
                             =========  =========  ========= =========




                          NEKTAR THERAPEUTICS
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)


                                      June 30, 2004  December 31, 2003
                                       (unaudited)          (1)
                                     --------------  -----------------

              ASSETS

Current assets:
  Cash, cash equivalents and
   short-term investments               $425,271         $285,967
  Other current assets                    36,020           20,531
                                     --------------  -----------------
        Total current assets             461,291          306,498

Restricted investments                        --           12,442
Property and equipment, net              157,615          149,388
Goodwill                                 130,120          130,120
Other intangible assets                    8,709           10,963
Deposits and other assets                  3,184            7,377
                                     --------------  -----------------
                                        $760,919         $616,788
                                     ==============  =================


 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued
   liabilities                           $22,094          $26,797
  Capital lease obligations - current      1,469            1,341
  Deferred revenue                        21,679           18,719
                                     --------------  -----------------
        Total current liabilities         45,242           46,857

Convertible subordinated debentures      173,949          359,988
Accrued rent                               2,148            2,110
Capital lease obligations - noncurrent    30,472           31,686
Other long-term liabilities               11,747           11,956

Stockholders' equity:
  Preferred stock at par                      --               --
  Common stock at par                          8                6
  Capital in excess of par             1,179,131          778,500
  Deferred compensation                   (3,362)             (38)
  Accumulated other comprehensive
   gain/(loss)                            (1,017)             958
  Accumulated deficit                   (677,399)        (615,235)
                                     --------------  -----------------
        Total stockholders' equity       497,361          164,191
                                     --------------  -----------------
                                        $760,919         $616,788
                                     ==============  =================


(1) The balance sheet at December 31, 2003 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

    CONTACT: Nektar Therapeutics
             Joyce Strand, 650-631-3138